Exhibit 1.1

Execution Version

STRAWBERRY FIELDS REIT, INC.

UNDERWRITING AGREEMENT

3,333,334 Shares

COMMON STOCK

December 5, 2024

JANNEY MONTGOMERY SCOTT LLC

As representative of the several Underwriters

named in Schedule I hereto

c/o Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

Strawberry Fields REIT, Inc., a Maryland corporation (the “Company”), together with Strawberry Fields Realty LP, a Delaware limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 3,333,334 shares of its common stock (par value $0.0001 per share) (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 500,000 shares of its common stock (par value $0.0001 per share) (the “Additional Shares”) if and to the extent that Janney Montgomery Scott LLC (the “Representative”), as representative of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock (par value $0.0001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-280766), including a preliminary prospectus supplement, relating to the Shares. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”. The prospectus in the form in which it was filed with the Commission in connection with the initial filing of the Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Shares and omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares in accordance with the provisions of Rule 430B and Rule 424(b) of the Securities Act Regulations. Such final prospectus supplement (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. Each of the Transaction Entities, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

2

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Transaction Entities in writing by such Underwriter through the Representative expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representative before first use, the Company has not prepared, used or referred to, and will not, without the Representative’s prior consent, prepare, use or refer to, any free writing prospectus.

3

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property, to enter into and perform its obligations under this Agreement and the First Amended and Restated Agreement of Limited Partnership, as amended (the “OP Agreement”) of the Operating Partnership and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Operating Partnership is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect. The Company is the sole general partner of the Operating Partnership. The OP Agreement is in full force and effect, and the aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Registration Statement and the Prospectus.

(e) The OP Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, by each other party thereto) and is a valid and binding agreement of the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, of each other party thereto), enforceable against the Company and the Operating Partnership (and, to the knowledge of the Transaction Entities, against each other party thereto) in accordance with its terms; and (ii) each of the agreements for acquisitions of material properties filed as exhibits or incorporated by reference to the Registration Statement has been duly authorized, executed and delivered by the Company and the Operating Partnership, and is a valid and binding agreement, enforceable against the Company and the Operating Partnership in accordance with its terms, and neither of the Transaction Entities has any reason to believe that any of the acquisition agreements have not been duly and validly authorized by all other parties thereto; except in the case of each agreement described in this paragraph 1(e), as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law.

(f) Each subsidiary of the Transaction Entities has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Transaction Entities and their subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Transaction Entities have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Transaction Entities, free and clear of all liens, encumbrances, equities or claims.

4

(g) This Agreement has been duly authorized, executed and delivered by each of the Transaction Entities.

(h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(j) All outstanding common limited partnership units of the Operating Partnership (the “OP Units”) have been duly authorized; and are validly issued in accordance with the OP Agreement; and conform to the description of such OP Units contained in the Registration Statement and the Prospectus. Except as set forth in the Registration Statement and the Prospectus, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any OP Units, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units or any other securities of the Operating Partnership.

(k) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(l) At the time the Registration Statement was declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.1 of Form S-3, if applicable. The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

5

(m) The execution and delivery by the Transaction Entities of, and the performance by the Transaction Entities of their respective obligations under, this Agreement will not contravene any provision of applicable law or the respective certificate of incorporation or by-laws of the Transaction Entities or any agreement or other instrument binding upon the Transaction Entities or any of their subsidiaries that is material to the Transaction Entities and their subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Transaction Entities or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Transaction Entities of their respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(n) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Transaction Entities and each of their respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(o) The Transaction Entities hold, directly or indirectly through their respective Subsidiaries, good and marketable fee simple title to all of the real properties described in the Registration Statement and the Prospectus and the improvements (exclusive of improvements owned by tenants, if applicable) located thereon (individually, a “Property” and collectively, the “Properties”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except such as are disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or do not materially affect the value of such Properties as a whole and do not materially interfere with the use made and proposed to be made of such Properties as a whole by the Company; (2) except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Transaction Entities or any of their respective Subsidiaries owns any material real property other than the Properties; (3) except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the mortgages or deeds of trust that encumber certain of the Properties are not convertible into debt or equity securities of the Transaction Entities and their respective Subsidiaries and such mortgages and deeds of trust are not cross-defaulted with any loan not made to, or cross-collateralized to any property not owned directly or indirectly by, the Transaction Entities or their respective Subsidiaries; (4) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except as would not individually or in the aggregate materially affect the value of the Properties or interfere in any material respect with the use made and proposed to be made of the Properties by the Transaction Entities; (5) except as set forth in the Registration Statement and the Prospectus, neither of the Transaction Entities nor their respective Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof which if consummated would reasonably be expected to have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole, and none of the Transaction Entities and their respective Subsidiaries know of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (6) no third party has an option or a right of first refusal to purchase any Property or any portion thereof or direct interest therein, except as such is set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (7) each of the Transaction Entities or one of its respective Subsidiaries has obtained an owner’s title insurance policy, from a title insurance company licensed to issue such policy, on each Property that insures the Transaction Entities’, the respective Subsidiary’s fee interest in such Property.

6

(p) Each of the Transaction Entities or one of its Subsidiaries holds the lessor’s interest under the applicable leases with any tenants occupying each Property (collectively, the “Leases”); (2) other than the Leases, none of the Transaction Entities or their respective Subsidiaries has entered into any agreements that would materially affect the value of the Properties as a whole or would materially interfere with the use made and proposed to be made of such Properties as a whole by the Transaction Entities; (3) none of the Transaction Entities, their respective Subsidiaries, or, to the Transaction Entities’ knowledge, any other party to any Lease, is or, upon consummation of the transaction contemplated by this Agreement, will be in breach or default of any such Lease, except as to any such breach or default as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; (4) no event has occurred or, to the Transaction Entities’ knowledge, has been threatened in writing, which with or without the passage of time or the giving of notice, or both, would, individually or together with all such other events, constitute a default under any Lease, or would, permit termination, modification or acceleration under such Lease, except as to any such default as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; (5) each of the Leases is valid and binding and in full force and effect, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity, except as would not have a Material Adverse Effect on the Transaction Entities and their respective Subsidiaries, taken as a whole; and (6) none of the Transaction Entities, their respective Subsidiaries, or, to the Transaction Entities’ knowledge, any other party to any Lease, is a party to any ground lease, sublease or operating sublease relating to any of their Properties.

(q) To the knowledge of the Transaction Entities and their respective Subsidiaries, water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property.

(r) There are no legal or governmental proceedings pending or threatened to which the Transaction Entities or any of their respective subsidiaries is a party or to which any of the properties of the Transaction Entities or any of their respective subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, have a material adverse effect on the Transaction Entities and their respective subsidiaries, taken as a whole, or on the power or ability of the Transaction Entities to perform their obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

7

(s) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(t) Neither of the Transaction Entities are, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(u) The Transaction Entities and each of their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Transaction Entities and their respective subsidiaries, taken as a whole.

(v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Transaction Entities and their respective subsidiaries, taken as a whole.

(w) There are no contracts, agreements or understandings between either of the Transaction Entities and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

8

(x) The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable years ended December 31, 2022 through December 31, 2023, and the Company’s organization and method of operation (as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2024 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are correct in all material respects.

(y) (i) None of the Transaction Entities or any of their respective subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the knowledge of the Transaction Entities, any agent or representative of the Transaction Entities or of any of their respective subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Transaction Entities and each of their respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Transaction Entities nor any of their respective subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(z) The operations of the Transaction Entities and each of their respective subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Transaction Entities and each of their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Transaction Entities or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Transaction Entities, threatened.

9

(aa) (i) None of the Transaction Entities, any of their respective subsidiaries, or any director, officer, or employee thereof, or, to the knowledge of the Transaction Entities, any agent, affiliate or representative of the Transaction Entities or any of their respective subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Transaction Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) The Transaction Entities and each of their respective subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(bb) (i) The Transaction Entities and their respective subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Transaction Entities and their respective subsidiaries and, to the Transaction Entities’ knowledge, the Intellectual Property Rights licensed to the Transaction Entities and their respective subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Transaction Entities’ knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither of the Transaction Entities nor any of their respective subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Transaction Entities and their respective subsidiaries, taken as a whole; (iv) to the Transaction Entities’ knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Transaction Entities; (v) neither the Transaction Entities nor any of their respective subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Transaction Entities or their respective subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Transaction Entities or the applicable subsidiary, and to the Transaction Entities’ knowledge no such agreement has been breached or violated; and (vii) the Transaction Entities and their respective subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

10

(cc) (i) The Transaction Entities and their respective subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Transaction Entities nor any of their respective subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Transaction Entities or any of their respective subsidiaries to permit reverse engineering of any software code or other technology owned by the Transaction Entities or any of their respective subsidiaries or (B) any software code or other technology owned by the Transaction Entities or any of their respective subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(dd) (i) The Transaction Entities and each of their respective subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Transaction Entities or any of their respective subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Transaction Entities have not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

11

(ee) The Transaction Entities and each of their respective subsidiaries have taken all technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Transaction Entities’ and their respective subsidiaries’ businesses. Without limiting the foregoing, Transaction Entities and their respective subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Transaction Entities’ and their respective subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Transaction Entities and their respective subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(ff) The Transaction Entities and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Transaction Entities and their respective subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Transaction Entities and their respective subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles (“U.S. GAAP”) have been created in the financial statements of the Transaction Entities), and no tax deficiency has been determined adversely to the Transaction Entities or any of their respective subsidiaries which, singly or in the aggregate, has had (nor does the Transaction Entities nor any of their respective subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Transaction Entities or their respective subsidiaries and which could reasonably be expected to have) a material adverse effect on the Transaction Entities and their respective subsidiaries, taken as a whole.

(gg) The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

12

(hh) Hacker, Johnson & Smith PA, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(ii) The Transaction Entities and each of their respective subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(kk) From the time of initial filing of the Company’s first registration statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(ll) Neither of the Transaction Entities (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representative with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Transaction Entities reconfirm that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Transaction Entities have not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

13

(mm) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(nn) Except in the case of (A), (B) or (C) below where the breach, incident attack or other compromise, event or condition or failure to implement appropriate controls, policies, procedures and technological safeguards would not, individually or in the aggregate, have a material adverse effect, (A) to the Transaction Entities’ knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Transaction Entities or their respective subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Transaction Entities and their respective subsidiaries, and any such data processed or stored by third parties on behalf of the Transaction Entities and their respective subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Transaction Entities nor their respective subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Transaction Entities or their respective subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably likely to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Transaction Entities or their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not be reasonably expected to result in a material adverse effect.

(oo) The Company (the “General Partner”) has the power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.

14

(pp) The Transaction Entities and each of their respective subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Transaction Entities and each of their respective subsidiaries would have any liability; the Transaction Entities and each of their respective subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412, 403, 431, 432 or 4971 of the Code; and each “pension plan” for which the Transaction Entities or any of their respective subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(qq) Each of the Operating Partnership and each subsidiary that is a partnership or a limited liability company under state law has been at all relevant times properly classified as a partnership or a disregarded entity, and not as a corporation or an association taxable as a corporation, for federal income tax purposes.

(rr) To the Company’s knowledge, no (i) officer or director of the Company or its subsidiaries, (ii) beneficial owner of 10% or more of the Company’s unregistered securities or that of its subsidiaries or (iii) to the Company’s knowledge, owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the date of this Agreement, has any direct affiliation or association with any FINRA member. The Company will advise the Representative and the Underwriters’ counsel if it becomes aware that any officer, director or stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $9.9225 a share (the “Purchase Price”).

15

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 500,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public initially at $10.50 a share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of $0.3465 a share under the Public Offering Price, and that any Underwriter may allow.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December 6, 2024, or at such other time on the same or such other date, not later than December 13, 2024, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than January 17, 2024, as shall be designated in writing by the Representative.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representative shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

16

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate from each of the Transaction Entities, dated the Closing Date and signed by an executive officer of the Transaction Entities, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Transaction Entities contained in this Agreement are true and correct as of the Closing Date and that the Transaction Entities have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

Each officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date:

(i) An opinion and negative assurance letter of Igler and Pearlman, P.A. (“Company Corporate Counsel”), outside counsel for the Company, dated the Closing Date.

(ii) An opinion of Greenberg Traurig, P.A. (“Company Tax Counsel”), outside tax counsel for the Company, dated the Closing Date.

(iii) An opinion of Shapiro Sher Guinot & Sandler P.A. (“Company Maryland Counsel”), outside Maryland counsel for the Company, dated the Closing Date.

17

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Duane Morris LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Hacker, Johnson & Smith P.A., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(g) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

(i) a certificate of each of the Transaction Entities, dated the Option Closing Date and signed by an executive officer of the respective Transaction Entity, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Corporate Company Counsel and an opinion of Company Tax Counsel and Company Maryland Counsel, each dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion and negative assurance letter of Duane Morris LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Hacker, Johnson & Smith P.A., independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

18

(v) such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Transaction Entities. The Transaction Entities covenants with each Underwriter as follows:

(a) To furnish to the Representative, without charge, signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects.

(d) Not to take any action that would result in an Underwriter or the Transaction Entities being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

19

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

20

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Transaction Entities’ counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Transaction Entities and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on NYSE American, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) the reasonable fees and disbursements of counsel to the Underwriters in connection with the transactions contemplated in this Agreement, inclusive of those fees and disbursements described above, in an aggregate amount not to exceed $65,000 and (xi) all other costs and expenses incident to the performance of the obligations of the Transaction Entities hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(j) The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 6).

(k) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

21

The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, or (C) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representative consists of the information described as such in paragraph (b) below.

22

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, which information consists solely of: the information contained in paragraphs thirteen, fourteen and fifteen (relating to price stabilization, short positions, and penalty bids) under the section titled “Underwriting”.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

23

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

24

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

25

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at Janney Montgomery Scott LLC, 1717 Arch Street, Philadelphia, Pennsylvania 19103, Attention: Greg Steele, Managing Director, Real Estate Investment Banking; and if to the Company shall be delivered, mailed or sent to Strawberry Fields REIT, Inc., 5683 North Lincoln Ave., Chicago IL 60659, Attention: Jeffrey Bajtner, Email: Jbajtner@sfreit.com.

[Signature Pages Follow]

27

Very truly yours,

STRAWBERRY FIELDS REIT, INC.

By:	/s/ Moishe Gubin
Name:	Moishe Gubin
Title:	Chairman and CEO

STRAWBERRY FIELDS REALTY LP

By:	Strawberry Fields REIT, Inc.
Its:	General Partner

By:	/s/ Moishe Gubin
Name:	Moishe Gubin
Title:	Chairman and CEO

[Signature Page to Underwriting Agreement]

28

Accepted as of the date hereof

JANNEY MONTGOMERY SCOTT LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	JANNEY MONTGOMERY SCOTT LLC

By:	/s/ David Lau
Name:	David Lau
Title:	Managing Director

[Signature Page to Underwriting Agreement]

29

Schedule I

Underwriter	Number of Firm Shares To Be Purchased
Janney Montgomery Scott LLC	1,566,668
Lake Street Capital Markets, LLC	533,333
Wedbush Securities Inc.	533,333
Compass Point Research & Trading, LLC	533,333
Colliers Securities LLC	166,667

Total:	3,333,334

I-1

Schedule II

Time of Sale Prospectus

Preliminary Prospectus issued December 2, 2024.

Time of Sale: 9:07 a.m., New York City time, on December 5, 2024.

Exhibit A

Form of Lock Up Agreement

[●], 2024

Janney Montgomery Scott LLC

as Representative of the several
underwriters to be named in the
Underwriting Agreement

c/o	Janney Montgomery Scott LLC
1717 Arch Street
Philadelphia, PA 19103

Re:	Proposed Public Offering by Strawberry Fields REIT, Inc.

Dear Sir or Madam:

The undersigned, a stockholder, an executive officer and/or director (an “Affiliate”), of Strawberry Fields REIT, Inc., a Maryland corporation (the “Company”), understands that Janney Montgomery Scott LLC the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company. The Underwriting Agreement will provide for the public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The undersigned recognizes the benefit that a Public Offering will confer upon the undersigned as an Affiliate. In consideration of such benefit, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement as to the matters set forth herein. Specifically, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative:

(i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, any Common Stock the undersigned may purchase in the Public Offering (collectively, the “Lock-Up Securities”);

(ii) exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or caused to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”);

(iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise; or

(iv) publicly disclose an intention to do any of the foregoing described in clauses (i) through (iii).

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representative, provided that:

(1) other than with respect to clause (v), the Representative receives a signed lock-up agreement for the balance of the Lock-Up Period from each transferee;

(2) (A) in the case of clauses (ii) through (iv), such transfers are not dispositions for value or required to be reported with the Securities and Exchange Commission in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (B) in the case of clauses (v) through (x), any such required filing shall state the reason for such transfer or the appropriate box shall be checked on any such filing; and

(3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i) as a bona fide gift or gifts, including to any charity or education institution; or

(ii) to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii) as a distribution to limited or general partners, stockholders or members of the undersigned;

(iv) to the undersigned’s affiliates or to any entity controlled or managed by the undersigned;

(v) by will or intestacy;

(vi) to the Company in connection with the vesting, settlement or exercise of options, warrants or other rights to acquire Common Stock or any security convertible into or exercisable for Common Stock by way of net exercise and/or to cover withholding tax obligations in connection with such exercise pursuant to any employee benefit plan, option, warrant or other right disclosed in the final prospectus supplement for the Public Offering, provided that any such shares issued upon the vesting, settlement or exercise of such option, warrant or other right shall be subject to the restrictions set forth herein and further provided that if the undersigned is required to file a report under Section 16, the undersigned shall include a statement in such report to the effect that such transfer is being made for tax withholding or cashless exercise obligations;

(vii) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union;

(viii) to the Company pursuant to agreements under which the Company has the option to repurchase such shares or a right of first refusal with respect to transfers of such shares;

(ix) pursuant to plan designed to satisfy the requirements of Rule 10b5-1 (a “10b5-1 Plan”) under the Exchange Act; or

(x) to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of Common Stock and involving a Change of Control and approved by the Company’s board of directors; provided that, in the event that such Change of Control is not completed, the undersigned’s Lock-Up Securities shall remain subject to the restrictions contained herein, provided further, that any shares of Common Stock not transferred in such a transaction shall remain subject to the restrictions contained herein. “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter pursuant to the Public Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would own or control more than 50% of the outstanding voting securities of the Company (or the surviving entity).

Furthermore, the undersigned may sell Lock-Up Securities on the open market during the Lock-Up Period provided that:

(i) such sales are not required to be reported in any public report or filing with the SEC, or otherwise; and

(ii) the undersigned does not voluntarily make any public filing or report regarding such sales (other than a filing under Section 13 of the Exchange Act that is required to be filed during the Lock-Up Period).

In addition, the undersigned may enter any 10b5-1 Plan during the Lock-Up Period provided no sale of Common Stock may be made under such 10b5-1 Plan during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Finally, if:

(i) the Representative or the Company informs the other, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering;

(ii) the Underwriting Agreement terminates or is terminated prior to payment for and delivery of the Common Stock to be sold thereunder; or

(iii) the Company and the underwriters do not enter the Underwriting Agreement on or before December 31, 2024,

then, the undersigned is automatically released from all obligations under this agreement.

[Include for all natural person signees — The undersigned acknowledges and agrees that the underwriters have not provided any recommendation or investment advice to the undersigned and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.]

[Signature Page Follows]

Very truly yours,

Signature:

Print Name:

[Signature Page to Lock-Up Agreement]

1